Exhibit 10.77

Agreement

Agreement dated as of March 25, 2011 (this "Agreement"), by and between Wonderland Capital Corp. ("Wonderland"), and DMBM, Inc. ("DMBM"). Each of Wonderland and DMBM is also herein sometimes referred to as a "Party" and collectively as the "Parties".

Whereas, Wonderland had the opportunity to make loans to Viral Genetics, Inc., a Delaware corporation ("VGI"), on the terms negotiated in a letter agreement dated March 25 and agreed upon by Wonderland and VGI, and

Whereas, pursuant to an arrangement and agreement between DMBM and Wonderland, DMBM made the loans to VGI on the terms and provisions embodied in the agreement and for the consideration specified in the Agreement; and

Whereas, in consideration of the loans by DMBM to VGI, Wonderland is hereby transferring to DMBM, all of Wonderland's right and title in the letter Agreement (as hereinafter defined).

Now, therefore, in consideration of these premises and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Wonderland hereby transfers and assigns to DMBM all of Wonderland's right and title and DMBM hereby agrees to acquire the agreement, free and clear of Liens and under the same terms negotiated.

2. In consideration of the sale of the Agreement to DMBM, DMBM agrees that Wonderland will not be required to repay the loans made by DMBM to VGI and Wonderland shall be released therefrom and all profits from the sale of VGI's common stock upon the conversion of the Note shall belong to DMBM.

3. DMBM hereby represents and warrants to Wonderland as follows:

(a) DMBM is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended;

(b) DMBM is capable of bearing the economic risks investing VGI and a loss of its investment in the Debenture;

(c) Wonderland has not made any representation or warranties to DMBM regarding the business, operations, prospects or condition (financial and otherwise) of VGI; and

(d) Subject to the Agreement, DMBM is acquiring the Note for its own account, for investment purposes, without any intention to distribute the Note, subject to the right of DMBM to from time to time convert all of a portion of the Note into VGI's common stock in accordance with the terms and provisions of the Note; and

(e) DMBM has made its own independence analysis about investing acquiring the Letter agreement and Note.

4. This Agreement shall be governed by and shall be construed or enforced in accordance with the laws of the State of New York, without regard to the choice of law rules, or conflicts of principles of such laws, which would permit or result in the application of the laws of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against USRN, by virtue of USRN being the party that caused this Agreement to be drafted. The Parties hereby consent to the exclusive jurisdiction of the Federal District Court for the Southern District of New York and courts of the State of New York located in New York County with respect to any claim, action, suit or other proceeding arising out of or relating to this Agreement and do hereby unconditionally and irrevocably waive any right not to contest venue in said courts or to claim that said courts constitute an inconvenient forum. The Parties also unconditionally and irrevocably waive any right that such party may have to a trial by a jury in any such action, suit or other proceeding. The prevailing Party in any action, suit or proceeding with respect to this Agreement shall be reimbursed for its actual out-of-pocket costs and expenses incurred in connection therewith, including any appeal therefrom (including, without limitation, the reasonable fees and expenses of attorneys and other experts and court costs).

5. This Agreement may not be assigned by any Party without the prior written consent of the other Party; other than to a successor in intention (by merger, consolidation or otherwise). This Agreement shall be binding upon and inure to the benefit of Parties hereto.

6. This Agreement sets forth the entire understanding and agreement between the Parties with respect to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter, all of which are merged herein. This Agreement may not be modified, released, waived or amended, in whole or in part, except by a written instrument, executed by the Parties. Any waiver given with respect to this Agreement shall be limited to the instance and purpose for which it is given. No course of dealing between the Parties shall constitute a waiver of this Agreement.

7. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. References to pronouns in the masculine, feminine or neuter genders shall be deemed to be references to the other. References to the singular shall include the plural and vice versa. This Agreement may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. A facsimile or pdf version of this Agreement as executed by a Party shall constitute a legal and valid counterpart of this Agreement and be deemed to set forth a legal and valid signature of the person executing this Agreement on behalf of one of the Parties.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year above first written.

Wonderland Capital Corp.

By: /s/ Hugh Austin
Hugh Austin

DMBM, INC.

By: /s/ Damon R. Devitt
Name: Damon R Devitt
Title: President DMBM Inc.